Exhibit 10.2

LOAN AGREEMENT

(for Unsecured Credit Facility) among

GAMING TECHNOLOGIES, INC. a Delaware corporation, as Borrower,

and

as Lender

Dated as of

April 26, 2022

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This LOAN AGREEMENT (for Unsecured Credit Facility), dated as of April 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among Gaming Technologies, Inc. a Delaware corporation (the “Borrower”), on the one hand, and ___________________, on the other hand (the “Lender”). Collectively, the Borrower and the Lender shall be referred to as the “Parties.”

WHEREAS, Borrower has requested that Lender provide Borrower with a term loan in an amount of up to the Maximum Commitment Amount (as defined below), and with an immediate borrowing of SIXTY-SIX THOUSAND SIX HUNDRED SIXTY-SEVEN DOLLARS

($55,556.00) (the “Term Loan Advance”), the proceeds of which shall be used by Borrower for the Approved Use of Loan Proceeds only;

WHEREAS, Lender is willing to provide Borrower with this Unsecured Credit Facility upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Borrower, and Lender hereby agree as follows:

ARTICLE I

LOAN, PAYMENTS AND INTEREST

1.1	The Loan and Maximum Commitment Amount

(a)                Subject to the provisions of this Agreement, on April 26, 2022 (the “Closing Date”), Lender agrees to make the Term Loan Advance to Borrower, less a fee equal to ten percent (10%) of each Advance (each, an “Origination Fee”).

(b)                Subject to the provisions of this Agreement, after the Closing Date, Lender may make one or more additional advances to Borrower, until total of TWO HUNDRED SEVETY-SEVEN THOUSAND SEVEN HUNDRED SEVENTY-EIGHT DOLLARS ($277,778.00) (the “Maximum Commitment Amount”) is owed to Lender. All amounts borrowed hereunder shall become due and payable upon the earlier of (a) October 26, 2022 or (b) a Capital Event (as defined below) (collectively, the “Final Maturity Date“). Any borrowing under, and advance of the Loan (the “Advance “), may be made by written request of Borrower provided that: (i) Borrower is not in Default under the Agreement, (ii) such requested Advance is not less than TEN THOUSAND DOLLARS ($10,000.00), (iii) such amount does not exceed an amount equal to the Maximum Commitment Amount reduced by the aggregate outstanding principal balance of the Term Loan Advance and each additional Advance made by Lender pursuant to the terms hereof, and all obligations related thereto (the “Loan “ and the “Loan Balance” respectively), provided further that, (i) Lender shall receive the Origination Fee from each said Advance; and (ii) that under no circumstances shall the aggregate outstanding principal amount for all Advances made hereunder exceed the Maximum Commitment Amount. “Capital Event” shall mean (a) any transaction in which the Borrower, or any subsidiary of the Borrower, or any joint venture directly or indirectly owned by the Borrower: (i) refinances or incurs any indebtedness exceeding $100,000 in the aggregate of all such transactions, (ii) sells, transfers or otherwise disposes (including pursuant to a sale-leaseback transaction) of any property or asset (including securities) other than in the ordinary course of business, (iii) forms a joint venture, or (iv) issues private or public equity, stock or other financial instrument for cash consideration exceeding $100,000 in the aggregate of all such transactions; (b) any casualty or other insured damage exceeding $100,000 to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower, or any Subsidiary of the Borrower, or any joint venture directly or indirectly owned by the Borrower; or (c) any other transaction entered into for the purposes of generating cash to recapitalize the Borrower’s balance sheet.

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(c)                Evidence of Loan; Promissory Note. The Term Loan Advance made by Lender to Borrower is evidenced by that certain Subordinated Promissory Note dated as of April 26, 2022, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, with each Advance made by Lender, is incorporated herein and shall be made using the form attached hereto as Exhibit A (the “Note”). Lender shall record in its records the date and amount of each Advance made hereunder, each repayment thereof, and other information it deems appropriate. The aggregate unpaid principal amount so recorded by Lender shall be presumptive evidence of the Loan Balance. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual Obligations of Borrower hereunder or under the Note, if any, to repay the outstanding principal amount of the Loan, together with all interest accruing thereon, as set forth in this Agreement.

(d)                Payment of the Loan. Borrower shall repay the Loan pursuant to and in accordance with the terms of this Agreement and the Note. The Loan Balance shall be due and payable in full, if not earlier in accordance with this Agreement, on the Final Maturity Date. All other amounts outstanding under the Loan and all other obligations, including, without limitation, the Loan Balance, accrued interest, all applicable fees, charges and expenses and/or all amounts paid or advanced by Lender on behalf of or for the benefit of Borrower for any reason at any time, under the Loan shall be due and payable in full, if not earlier in accordance with this Agreement, on the Final Maturity Date.

(e)                Increase in Maximum Commitment Amount. At any time prior to the Final Maturity Date, upon the written request from Borrower for an increase in the Maximum Commitment Amount, Lender, in its sole discretion may increase the Maximum Commitment Amount.

1.2	Interest on the Loan

(a)                Borrower agrees to pay accrued interest to Lender in respect of the Loan Balance, on the Final Maturity Date. Interest shall accrue on the Loan at a rate per annum equal to the lesser of (i) ten percent (10%) per annum (the “Applicable Rate”) and (ii) the highest lawful and non-usurious rate of interest applicable to the Loan, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the Loan and the Obligations under the laws of the United States and the laws of such states as may be applicable thereto (the “Maximum Rate”). If Lender is prevented from charging or collecting interest at the Applicable Rate, then, to the extent permitted by law, the interest rate shall continue to be the Maximum Rate, until such time as Lender has charged and collected the full amount of interest that would be chargeable and collectable if interest at the Applicable Rate had always been lawfully chargeable and collectible.

(b)                The interest accrued and due on the Loan Balance outstanding shall equal( i) the product of (x) the actual number of days elapsed during the related accrual period, (y) the lesser of (a) the Applicable Rate and (b) the Maximum Rate, and (z) the principal Loan Balance during the related accrual period, and divided by (ii) 360.

1.3	Payments

(a)                On the Final Maturity Date, Borrower shall pay to Lender in full, the Loan Balance, plus all accrued and unpaid interest.

(b)                Borrower absolutely and unconditionally promise to pay, when due and payable pursuant hereto, principal, interest and all other amounts and obligations payable, hereunder or under any other Loan Document, without any right of rescission and without any deduction whatsoever, including any deduction for set-off, recoupment or counterclaim. Except as expressly provided for herein, Borrower hereby waives setoff, recoupment, demand, presentment, protest, and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under this Agreement and any other Loan Document, all to the extent permitted by law. (“Loan Documents” means, collectively and each individually, this Agreement, any Notes, and all other agreements, documents, instruments and certificates heretofore or hereafter executed or delivered to Lender in connection with any of the foregoing or the Loan, as the same may be amended, modified or supplemented from time to time).

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1.4	Mandatory Prepayments

In addition to and without limiting any provision of any Loan Documents:

(a)                If a Change of Control (as defined below) of Borrower occurs, then on or prior to the fifth Business Day following the date of such Change of Control, Borrower shall prepay the Loan and all other obligations (other than, indemnity obligations under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) in full in cash together with (i) accrued interest thereon to the date of such prepayment, (ii) all other amounts owing to Lender under the Loan Documents, (iii) an amount equal to the difference between (x) the aggregate amount of interest that would have been due to Lender, for the period from and after the Closing Date to and including the Final Maturity Date based upon the principal amount outstanding immediately prior to and the Applicable Rate in effect as of the date of such prepayment, less (y) the amount of interest actually paid to Lender prior to the date of such prepayment.

(b)                “Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than a group including Jason Drummond of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of 50% of the voting securities of the Borrower, or (ii) the Borrower merges into or consolidates with any other Person, or any Person merges into or consolidates with the Borrower and, after giving effect to such transaction, the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrower or the successor entity of such transaction, or (iii) the Borrower sells or transfers all or substantially all of its assets to another Person and the stockholders of the Borrower immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Borrower’s board of directors or Members which is not approved by a majority of those individuals who are members of the board of directors or Members on the date hereof (or by those individuals who are serving as members of the board of directors or Members on any date whose nomination to the board of directors or Members was approved by a majority of the members of the board of directors Members who are members on the date hereof), or (v) Jason Drummond Page 2 of 47 shall no longer be employed by the Borrower as Chief Executive Officer on a full time basis or Darin Oliver shall no longer be employed by the Borrower as Head of Corporate and Regulatory Strategy, or (vi) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth above in (i) through (vi) above

1.5           Subordination; Intercreditor Agreement. Notwithstanding anything in this Agreement, the Note any other Loan Document to the contrary, this Agreement, the Note and the other Loan Documents, and the rights of the Lender hereunder and thereunder, are subject to, and are modified to the extent provided in, the Intercreditor Agreement of even date herewith (the “Intercreditor Agreement”) among the Borrower, the Lender and Puritan Partners LLC (“Puritan”).

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CONDITIONS PRECEDENT Conditions to Closing

(a)                As of the Closing Date, the obligations of Lender to consummate the transactions contemplated herein are subject to the satisfaction (or waiver), in the sole judgment of Lender, of the following:

(i)              Borrower shall have delivered to Lender the Loan Documents to which it or any Affiliate of Borrower is a party, each duly executed by an authorized officer of such Borrower and the other parties thereto;

(ii)             all in form and substance satisfactory to Lender in its sole discretion, Lender shall have received each document;

(iii)            such other documents and items as Lender deems necessary in its reasonable discretion.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; COVENANTS

3.1        Borrower represents, warrants and covenants with respect to itself, as of the Closing Date, and as of each day that any Obligations are owed by Borrower under the Loan Documents as follows:

(a)               Organization and Authority. Such Borrower is duly organized, validly existing and in good standing under the laws of its state of organization. Such Borrower (a) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (b) is duly qualified to do business in the jurisdictions it conducts business in, which are all of the jurisdictions in which failure to so qualify could reasonably be likely to have or result in a material impact or would impairs the rights and remedies of Lender under the Loan Documents. Such Borrower has all requisite power and authority (i) to execute, deliver and perform the Loan Documents to which it is a party, and (ii) to consummate the transactions contemplated under the Loan Documents to which it is a party. Such Borrower has all requisite power and authority to borrow hereunder. Such Borrower is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor controlled by such an “investment company.” No transaction contemplated in this Agreement or the other Loan Documents requires compliance with any bulk sales act or similar law.

(b)               Loan Documents. The execution, delivery and performance by Borrower of the Loan Documents to which Borrower is a party, and the consummation by Borrower of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of Borrower and have been duly executed and delivered by Borrower; (b) do not violate any provisions of (i) any applicable law or, order of any governmental authority binding on Borrower or any of their properties in any material respect, or (ii) the operating agreement and/or shareholder agreement (or any other equivalent governing agreement or document) of Borrower, or any agreement between such Borrower and their equity owners or among any such equity owners; (c)  are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Borrower is a party; (d) do not require the consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other person that has not been obtained. When executed and delivered, each of the Loan Documents will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether in a proceeding at law or in equity).

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(c) Compliance with Law; License and Permits. Borrower (a) are in compliance with all applicable laws, and (b) is not in violation of any order of any governmental authority or other board or tribunal. Borrower is in compliance with and has all permits, licenses, and permission necessary or required by applicable law or any governmental authority for the operation of their respective business as presently conducted and as proposed to be conducted.

3.2        Borrower covenants and agrees that, unless otherwise consented to by Lender in writing in its discretion, until full performance and satisfaction, and indefeasible payment in full in cash, of the Loan and all the obligations arising out of the Loan Documents (other than indemnity obligations of Borrower under the Loan Documents that are not then due and payable or for which any events or claims that would give rise thereto are not then pending) and termination of this Agreement:

(a)               Indebtedness. Borrower shall not create, incur, assume or suffer to exist any indebtedness, except (i) Indebtedness under the Loan Documents, (ii) the indebtedness of the Borrower to Puritan and is successors and assigns referred to in the Intercreditor Agreement, (iii)

the 10% Original Issue Discount Promissory Note in the principal amount of $277,777.78 issued by the Borrower to Ernest W. Moody Revocable Trust on April 7, 2022, and (iv) lease obligations and purchase money indebtedness of up to $100,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

3.3        Survival. Borrower hereby makes the representations, warranties, and covenants, made by it herein with the knowledge and intention that Lender is relying and will rely thereon. All such representations and warranties will survive the execution and delivery of this Agreement, the Closing Date, and the Final Maturity Date.

3.4        Distributions; Transfers and Compensation Borrower shall not transfer funds or make payments to affiliates or common controlled entities, except for (i) funds transferred or paid for transactions conducted in the ordinary course of business and on an arms-length basis, or (ii) in accordance with this Loan Agreement.

3.5        Further Assurance. Borrower shall from time to time execute and deliver to Lender such other documents and shall take such other actions as may be reasonably requested by Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to Lender pursuant to the terms of, this Agreement and the Loan Documents.

ARTICLE IV.

EVENTS OF DEFAULT

4.1        The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)                Failure by the Borrower to pay any amount on the Loan or any obligations pursuant to the Loan Documents within five (5) business days following the due date thereof (in all cases, whether, at maturity, by reason of acceleration, by notice of intention to prepay, by required payment or prepayment or otherwise required under the Loan Documents); or

(b)                any representation, statement or warranty made or deemed made by Borrower in any Loan Document or in any other certificate, document, or report delivered in conjunction with any Loan Document to which it is a party, shall not be true and correct in all material respects or shall have been false or misleading in any respect on the date when made or deemed to have been made; or

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(c)                Borrower, or any other party hereto, other than Lender, shall be in violation, breach or default of, or shall fail to perform, observe or comply with any covenant, obligation, or agreement of it set forth in this Agreement, and such violation, breach or failure shall continue or not be cured within a period of thirty (30) calendar days after written notice of such violation (email shall suffice), breach or default shall be given by Lender; or

(d)                (i) any of the Loan Documents ceases to be in full force and effect (other than in accordance with its terms); or

(e)                one or more judgments or decrees is rendered against a Borrower, Guarantor or in an amount in excess of $150,000 individually or $300,000 in the aggregate (excluding judgments to the extent covered by insurance of such Person), which is/are not bonded pending appeal, satisfied, stayed, vacated or discharged of record within ninety (90) calendar days of being rendered; or

(f)                 Borrower shall (i) be unable to pay its debts generally as they become due, or file a voluntary petition under any insolvency statute, (ii) make a general assignment for the benefit of its creditors, (iii) commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property or shall otherwise be dissolved or liquidated, or (iv) file a petition seeking reorganization or liquidation or similar relief under any debtor relief law or any other applicable law;

(g)                (i) a court of competent jurisdiction shall (A) enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of Borrower or the whole or any substantial part of the properties of Borrower, which shall continue unstayed and in effect for a period of sixty (60) calendar days, (B) shall approve a petition filed against Borrower seeking reorganization, liquidation or similar relief under the any debtor relief law or any other applicable law, which is not dismissed within sixty (60) calendar days or, (C) under the provisions of any debtor relief law or other applicable law, assume custody or control of Borrower or of the whole or any substantial part of the properties of Borrower, which is not irrevocably relinquished within sixty (60) calendar days, or (ii) there is commenced against a Borrower any proceeding or petition seeking reorganization, liquidation or similar relief under any debtor relief law or any other applicable law, which (A) is not unconditionally dismissed within sixty (60) calendar days after the date of commencement, or (B) is with respect to which Borrower takes any action to indicate its approval of or consent;

(h)                (i) any Change of Control of the Borrower occurs, or (ii) Borrower cease any material portion of their business operations as conducted at the Closing Date, absent Lender’s written consent.

4.2          Upon Event of Default. If such Event of Default has occurred or is then continuing the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall, at Lender’s option, immediately become due and payable and the following actions may be taken with five (5) business days’ notice to Borrower: (i) terminate Lender’s obligations hereunder and/or the Maximum Commitment Amount, whereupon the same shall immediately terminate, (ii) the Lender may exercise all rights and remedies available to it under the any Loan Document; (iii) declare all or any of the Loan and/or Notes, all accrued interest thereon and all other obligations to be due and payable immediately; and (iv) commence a suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of its rights hereunder or thereunder.

4.3          Additional Rights and Remedies.

(a)                In addition to the acceleration provisions set forth in above, upon the occurrence and continuation of an Event of Default, Lender shall have the right to the full extent permitted by applicable law exercise any and all rights, options and remedies provided for in any Loan Document, or at law or in equity, including, without limitation, the right to (i) apply any property of Borrower held by Lender to reduce the Loan and all obligations owed pursuant to the Loan Documents, and/or (ii) reduce or otherwise change the Maximum Commitment Amount and/or any component of the Maximum Commitment Amount. Notwithstanding any provision of any Loan Document, Lender, in its sole discretion, shall have the right, at any time that Borrower fail to do so after an Event of Default, without prior notice, to pay for the performance of any of the obligations;. Such expenses and advances shall be deemed Advances hereunder and shall be added to the Loan Balance and obligations pursuant to the Loan Documents until reimbursed to Lender, and such payments by Lender shall not be construed as a waiver by Lender of any Event of Default or any other rights or remedies of Lender.

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4.4           Rights and Remedies not Exclusive. Lender shall have the right in its sole discretion to determine which rights and/or remedies Lender may at any time pursue, relinquish, subordinate or modify, and such determination will not in any way modify or affect any of Lender’s rights or remedies under any Loan Document, applicable law or equity. The enumeration of any rights and remedies in any Loan Document is not intended to be exhaustive, and all rights and remedies of Lender described in any Loan Document are cumulative and are not alternative to or exclusive of any other rights or remedies which Lender otherwise may have. The partial or complete exercise of any right or remedy shall not preclude any other further exercise of such or any other right or remedy.

ARTICLE V.

MISCELLANEOUS

5.1          Governing Law; Jurisdiction; Service of Process; Venue.

(A)              THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)                BY EXECUTION AND DELIVERY OF EACH LOAN DOCUMENT TO WHICH IT IS A PARTY, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND OF THE UNITED STATES DISTRICT COURT IN NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF A JUDGMENT ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)                EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 5.1. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

5.2          Jury Waiver. EACH OF THE PARTIES HERETO HEREBY (i) WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) ANY LOAN DOCUMENT; OR (2) ANY CONDUCT, ACTS OR OMISSIONS UNDER ANY LOAN DOCUMENT OF BORROWER OR LENDER OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR OTHER AFFILIATES, IN EACH CASE WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, AND (ii) AGREES AND CONSENTS THAT ANY SUCH CLAIM OR CAUSE OF ACTION UNDER ANY LOAN DOCUMENT SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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5.3          Successors and Assigns; Assignments and Participations.

(a)                Borrower Assignment. Borrower shall not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of Lender.

(b)                Lender Assignments and Participations. Lender may assign to one or more persons all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, including without limitation any participation in the Loan hereunder.

5.4          Notice. Except as otherwise provided herein, all notices and other communications hereunder to any party shall be in writing and sent by certified or registered mail, return receipt requested, by overnight delivery service, with all charges prepaid, by hand delivery, or by Electronic Transmission, to such party’s address set forth beneath its signature on the signature page to this Agreement, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 5.4. All such notices and correspondence shall be deemed effective: (i) if delivered personally, at the time of delivery to the address specified in this paragraph; (ii) if given by mail, on the fifth business day following the time of mailing in the manner aforesaid; or (iii) if sent by overnight courier, on the first business day following delivery to said courier, provided that notices to the Lender shall not be effective until actually received.

5.5          Severability; Captions; Counterparts; Delivery of Signatures In case any provision in or obligation under this Agreement, the Notes or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. The captions in the Loan Documents are intended for convenience and reference only and shall not affect the meaning or interpretation of the Loan Documents. This Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement and each of the other Loan Documents may be executed and delivered by Electronic Transmission, all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. Delivery of an executed signature page of this Agreement and each of the other Loan Documents by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5.6          Expenses. Borrower shall pay all reasonable fees, costs and expenses incurred or earned by Lender, in connection with (a) any effort to enforce, protect or collect payment of any Loan Balance or obligation or to enforce any Loan Document or any related agreement, document or instrument, or (b) defending or prosecuting any actions, claims or proceedings arising out of or relating to Lender’s transactions with Borrower. All of the foregoing shall be charged to Borrower’ account and shall be part of the Loan.

5.7          Entire Agreement. This Agreement and the other Loan Documents to which Borrower are a party constitute the entire agreement among Borrower, and Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by the Parties hereto. Except as set forth herein, no provision of any Loan Document may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by Borrower, Lender and the other parties thereto. Each party hereto acknowledges that it has been advised by counsel in connection with the negotiation and execution of this Agreement and is not relying upon oral representations or statements inconsistent with the terms and provisions hereof. The schedules attached hereto may be amended or supplemented by Borrower upon delivery to Lender of such amendments or supplements and, except as expressly provided otherwise in this Agreement, the written approval thereof by Lender.

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5.8          Amendment and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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IN WITNESS WHEREOF, each of the parties has duly executed this Loan Agreement as of the date first written above.

LENDER:

By: _________________________
Name:
Title:

Address:
Attn:

BORROWER:

Gaming Technologies, Inc. a Delaware corporation,

By: _________________________
Name:
Title:

Address:
Attn:

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